   As filed with the Securities and Exchange Commission on February 15, 2001
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           _________________________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           _________________________
                          SOUTHERN MINERAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                     NEVADA                             36-2068676
            (State or other jurisdiction              (I.R.S. Employer
          of incorporation or organization)        Identification Number)

                1201 LOUISIANA, SUITE 3350               77002-5609
                     HOUSTON, TEXAS                      (Zip Code)
          (Address of Principal Executive Offices)

                  1997 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
                            (Full title of the plan)

                                STEVEN H. MIKEL
                PRESIDENT, CHIEF EXECUTIVE OFFICER AND SECRETARY
                           1201 LOUISIANA, SUITE 3350
                              HOUSTON, TEXAS 77002
                                 (713) 658-9444
                   (Name and address, including zip code, and
                     telephone number of agent for service)

                                   Copies to:
                              J. VINCENT KENDRICK
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                       1900 PENNZOIL PLACE - SOUTH TOWER
                                 711 LOUISIANA
                             HOUSTON, TEXAS 77002
                                (713) 220-5800
                             ______________________
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                                                                     AMOUNT OF
  TITLE OF SECURITIES             AMOUNT TO BE         PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM AGGREGATE    REGISTRATION
   TO BE REGISTERED             REGISTERED (1)             PRICE PER SHARE (2)             OFFERING PRICE (2)           FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01       800,000                   $4.20                          $3,360,000                 $739
===================================================================================================================================

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement also relates to an indeterminate number of additional shares of common stock that may become issuable pursuant to anti-dilution and adjustment provisions of the above-referenced plan.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act; calculated as the average of the bid and asked price for the common stock on the over-the-counter market on February 9, 2001, which average on such date was $4.20 per share.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     We are Southern Mineral Corporation, a Nevada corporation. This registration statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of our common stock for our 1997 Non-Employee Director Compensation Plan. This registration statement covers 800,000 shares of our common stock, par value $0.01 per share, as well as an indeterminate number of shares of our common stock that may become issuable under our 1997 Non-Employee Director Compensation Plan, as amended. We amended our 1997 Non-Employee Director Compensation Plan on October 11, 2000. Effective on April 28, 1997, we filed with the SEC a registration statement on Form S-8 (File No. 333-26011) covering the issuance of an aggregate of 200,000 shares of our common stock to be issued under our 1997 Non-Employee Director Compensation Plan. All of the contents of that registration statement are incorporated by reference in this registration statement to the extent that those contents have not been modified or superseded by any subsequently filed documents, which documents are also incorporated by reference in this registration statement.

     We will provide without charge to each participant in our 1997 Non-Employee Director Compensation Plan, upon that participant's written or oral request, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any and all documents incorporated by reference pursuant to Item 3.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below that we have filed with the SEC, and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, are incorporated by reference in this registration statement.

 . Our Original Registration Statement on Form S-8 (file no. 333-26011) filed on April 28, 1997;

 .  Our Annual Report on Form 10-K filed on April 5, 2000;

 .  Amendment No. 1 to our Annual Report on Form 10-K/A filed on May 1, 2000;

 . Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed on May 15, 2000;

 . Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed on August 14, 2000;

 . Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 filed on November 14, 2000; and

 .  Our Current Report on Form 8-K filed on January 8, 2001.

     Any statement in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Mr. L. Todd Gremillion, a partner in Akin, Gump, Strauss, Hauer & Feld, L.L.P., owns 13,738 shares of our common stock, Series B Warrants to purchase 19,735 shares of our common stock, and options to purchase 3,000 shares of our common stock.

ITEM 8.  EXHIBITS

Exhibit No.  Description

4* Amended and Restated 1997 Non-Employee Director Compensation Plan dated October 11, 2000

5* Opinion of Akin, Gump, Strauss, Hauer and Feld, L.L.P. regarding the legality of the securities being registered

23.1*        Consent of Akin, Gump, Strauss, Hauer and Feld, L.L.P.
             (incorporated by reference to Exhibit 5)

23.2*        Consent of KPMG LLP

23.3*        Consent of Netherland, Sewell & Associates, Inc.

23.4*        Consent of McDaniel & Associates Consultants Ltd.

23.5*        Consent of Ryder Scott Company

23.6*        Consent of Chapman Petroleum Engineering, Ltd.

23.7*        Consent of Gilbert Lausten Jung Associates, Ltd.

24*          Powers of Attorney (included on signature page)
---------------
* Filed herewith

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven H. Mikel and Michael E. Luttrell and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 15, 2001.

                              Southern Mineral Corporation



                              By: /s/ Steven H. Mikel
                                  ----------------------------------------------
                                  Steven H. Mikel
                                  President, Chief Executive Officer and
                                  Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on February 15, 2001.


SIGNATURE                         TITLE
---------                         -----
/s/ Steven H. Mikel               President, Chief Executive Officer and
--------------------------        Secretary
Steven H. Mikel                   (Principal Executive Officer)


/s/ Michael E. Luttrell           Vice President - Finance and CFO
--------------------------        (Principal Financial Officer)
Michael E. Luttrell


/s/ John C. Capshaw               Director
--------------------------
John C. Capshaw


/s/ Paul J. Coughlin, III         Director
--------------------------
Paul J. Coughlin, III

SIGNATURE                         TITLE
---------                         -----

/s/ David E. Fite                 Director
--------------------------
David E. Fite


/s/ Thomas R. Fuller              Director
--------------------------
Thomas R. Fuller


/s/ James L. Payne                Director
--------------------------
James L. Payne


/s/ Myron M. Sheinfeld            Director
--------------------------
Myron M. Sheinfeld


/s/ Donald H. Wiese               Director
--------------------------
Donald H. Wiese

                               INDEX TO EXHIBITS


Exhibit No.   Description

4* Amended and Restated 1997 Non-Employee Director Compensation Plan dated October 11, 2000

5* Opinion of Akin, Gump, Strauss, Hauer and Feld, L.L.P. regarding the legality of the securities being registered

23.1*         Consent of Akin, Gump, Strauss, Hauer and Feld, L.L.P.
              (incorporated by reference to Exhibit 5)

23.2*         Consent of KPMG LLP

23.3*         Consent of Netherland, Sewell & Associates, Inc.

23.4*         Consent of McDaniel & Associates Consultants Ltd.

23.5*         Consent of Ryder Scott Company

23.6*         Consent of Chapman Petroleum Engineering, Ltd.

23.7*         Consent of Gilbert Lausten Jung Associates, Ltd.

24*           Powers of Attorney (included on signature page)
----------
* Filed herewith